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                                                                    Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the use in this registration statement on Form SB-2 of our report dated February 24, 2005, except for Note 9 as to which the date is April 8, 2005, relating to the financial statements of U.S. Helicopter Corporation as of December 31, 2004 and 2003 and for the period from inception (March 4, 2003) through December 31, 2004 and 2003, and the reference to our firm as experts in the registration statement.

                                        /s/ MOORE STEPHENS, P.C.
                                        Certified Public Accountants.

New York, New York
April 22, 2005